Filed Pursuant to Rule 433
Registration No. 333 — 157134
Issuer Free Writing Prospectus dated March 17, 2010
Relating to Preliminary Prospectus dated March 17, 2010
Investor Presentation March 2010 Daniel J. Schrider President & Chief Executive Officer Philip J. Mantua Executive Vice President & Chief Financial Officer

FORWARD — LOOKING INFORMATION During the course of this presentation, management may make forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these future results may differ materially from those indicated. In addition, the Company’s past results of Relationships Integrity Teamwork 2

REGISTRATION STATEMENT AND PROSPECTUS The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Robert W. Baird & Co. Incorporated at (800) 792-2473. Relationships Integrity Teamwork 3

Offering Summary Issuer: Sandy Spring Bancorp, Inc. Offering Type: Primary Offering of Common Stock Exchange / Ticker: NASDAQ / SASR Offering Size: $83.0 million Over-Allotment Option: 15% Use of Proceeds: General corporate purposes, which may include repayment of TARP and strategic business opportunities Timing: Week of March 15 Bookrunning Manager: Robert W. Baird & Co. Relationships Integrity Teamwork 4

Corporate Profile ??Headquartered in affluent Montgomery County, MD??Oldest independent bank of local origin??Largest publicly traded banking co. with HQ in MD??43 community banking offices in Md. & No. Va.??5 LPOs; Insurance; Asset Management??$3.6 billion in assets (as of 12/31/09)??$247 million market capitalization (as of 3/9/10)??38% institutional ownership??Approximately 75% of employees own stock Relationships Integrity Teamwork 5

Market Overview Well-positioned in attractive markets Headquarters Community Office Financial Center Operations Center West Financial Services Chesapeake Insurance Group Relationships Integrity Teamwork 6

Investment Highlights ??Valuable franchise in demographically attractive D.C. metro market ??Outsized market share pick-up opportunity presented by recent acquisitions and weakened competitors??Heritage as a long-standing community banking organization and customer relationship focus are differentiators??Strategic focus on middle market, small business and affluent retail customer relationship growth??Residential C&D portfolio thoroughly evaluated and being managed down??Benefits of TAKE SHARE, LIFT, fee income and other initiatives will show through as economy recovers??Additional common equity provides support to undertake organic growth opportunities and make any value-enhancing acquisitions Relationships Integrity Teamwork 7

Greater Washington at-a-glance

- **Economic Strength & Stability**
  - 4th largest economy in US
  - Gross Regional Product = $454 billion
  - Consistent, steady GRP growth over the last two decades; CAGR = 3.6%
  - 1st nationally in net new job growth over last decade
- **Economic Diversity**
  - Professional and business services largest sector; accounts for 23% of jobs
  - 2nd largest employer of technology workers in the US
  - Professional and business services the fastest growing segment of the region's economy at 3.6% per year
  - Home to the most Inc. 500 fastest-growing companies in the US for 12 consecutive years
- **Highly-educated Workforce**
  - Higher concentration of knowledge workers than any other major US metropolitan region
  - #1 in the US: 47% of workforce has Bachelor's degrees; 22% have advanced degrees
  - Home to 6 of top 8 counties in nation with highest per capita college degrees

Structure of Washington Economy



Federal - Other 15%
Non-Local Business 12%
Federal - Procurement 18%
Local Business 39%
Int'l 5%
Hosp. 2%
Assn. 2%
Other 7%

Job Growth (1998 – 2008)

(In thousands of job)



Greater Washington 643
New York 613
Dallas - Ft. Worth 417
Los Angeles 311
Miami 299
Atlanta 297
Philadelphia 165
Chicago 66
Boston 66
San Francisco 37
0 100 200 300 400 500 600 700

Source: GMU Center for Regional Analysis.

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Market Demographics ??Federal Government Contributes to ??#1 in the world for government research & development spending per capita??More than 50 federal labs focusing on science & technology??Federal procurement of goods and services = $66.5 billion, the most in the US??Average annual procurement growth rate since 1988 = 11% 2008 Federal Procurement by Type Federal Procurement in Greater D.C. Research & Development $80.0 $6.8 $70.0 $65.4 $66.5 Supplies & $61.9 Equipment $58.8 $60.0 $56.2 $11.9 $50.0 $47.4 $39.8 $40.0 $34.4 $31.7 $28.2 $30.0 $26.5 $20.0 Services $10.0 $47.8 $0.0 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 $ amounts in billions. Sources: Eagle Eye Publishers, GMU Center for Regional Analysis, and US Census Consolidated Federal Funds. Relationships Integrity Teamwork 9

Market Share & Demographics Sandy Spring Operates in Market # of SASR Deposits in 2009 Deposit Percent of Total Median HH Market Rank Branches Market ($000) Market Share Franchise Population 2009 Income 2009 Maryland Counties Montgomery 5 21 $1,764,367 6.1% 66.5% 952,866 $90,969 Anne Arundel 11 8 277,506 3.1% 10.5% 522,971 78,903 Howard 7 3 228,911 5.1% 8.6% 283,352 101,954 Frederick 11 4 84,654 2.6% 3.2% 232,691 77,758 Prince George’s 15 1 58,511 0.8% 2.2% 845,360 68,814 Carroll 14 1 23,965 0.8% 0.9% 174,048 77,254 Maryland Totals: 38 $2,437,914 91.9% 3,011,288 Virginia Counties Fairfax 22 3 $119,627 0.3% 4.5% 1,029,078 $109,067 Fairfax (City) 14 1 64,627 2.7% 2.4% 23,404 89,673 Loudoun 18 2 29,384 0.8% 1.1% 297,849 115,732 Virginia Totals: 6 $213,638 8.1% 1,350,331 Weighted Average of Franchise: $90,679 National Average: $54,719 Franchise Summary by MSA Washington MSA 12 32 $2,121,170 1.6% 80.0% 5,448,329 $82,080 Baltimore MSA 14 12 $530,382 1.0% 20.0% 2,701,909 $63,846 ??Six county Maryland market represents 52% 6% annuallyof over the last five years, about 9% annually for SASR ??Fairfax County in Virginia which grew at a rate of represents 14% in 2009 27% of Source: SNL Financial. FDIC data as of 6/30/2009. Relationships Integrity Teamwork 10

Significant Opportunity to Take Share ??Market dominated by larger Montgomery County, MD MSA regional and national banks Total # of Deposits Market Rank Institution Branches ($000) Share 1 Capital One Financial Corp. 64 $8,211,555 28.4% 2 Bank of America Corp. 33 3,830,845 13.2%??Over 80% aggregate share 3 SunTrust Banks Inc. 37 3,489,854 12.1% 4 Wells Fargo & Co. 16 3,092,743 10.7% amongst banks with assets 5 Sandy Spring Bancorp Inc. 21 1,764,367 6.1% greater than $50 billion Total: 323 $28,950,574 Washington, D.C. MSA Total # of Deposits Market??SASR is positioned to achieve Rank Institution Branches ($000) Share significant growth 1 Capital One Financial Corp. 217 $30,665,416 23.0% 2 Bank of America Corp. 184 17,804,181 13.4% 3 Wells Fargo & Co. 154 16,691,687 12.5% 4 SunTrust Banks Inc. 179 13,146,632 9.9% 5 BB&T Corp. 186 12,450,288 9.4% 6 PNC Financial Services Group 165 7,446,690 5.6% 7 Citigroup Inc. 39 4,205,997 3.2% 8 M&T Bank Corp. 113 3,468,888 2.6% 9 HSBC Holdings plc 11 2,374,294 1.8% 10 United Bankshares Inc. 40 2,363,443 1.8% 11 Virginia Commerce Bancorp Inc. 29 2,191,741 1.7% 12 Sandy Spring Bancorp Inc. 32 2,121,170 1.6% Total: 1,749 $133,105,608 Source: SNL Financial. FDIC data as of 6/30/2009. Relationships Integrity Teamwork 11

Opportunities for Deposit Growth Average Deposit Mix — 2009 Growth Rates Int. Checking 5 Year 2009 10% Non-interest 20% Total Deposits 9% 14% Savings 6% Non-interest 6% 18% Interest-bearing 11% 13% Cost of Deposits Money Market 32% 2009 1.34% CDs 32% 2008 1.93% Q4 2009 1.00% Relationships Integrity Teamwork 12

Asset Mix December 31, 2009 December 31, 2008 Investment Securities 28% Investment Securities Loans & 15% Leases 74% Loans & Leases 62% Other Assets Other Assets 7% 8% Cash & Short Cash & Short Term Term Investments Investments 4% 2% Investment Securities ($000) 2009 Investment Securities ($000) 2008 US Government Agencies & Corporations 355,597 34.7% US Government Agencies & Corporations 137,320 27.9% State and Municipal 174,138 17.0% State and Municipal 173,571 35.2% Mortgage-backed 454,595 44.4% Mortgage-backed 145,823 29.6% Trust Preferred 6,346 0.6% Trust Preferred 6,281 1.3% Equity and Other Securities 33,123 3.2% Equity and Other Securities 29,496 6.0% Total Securities $1,023,799 100.0% Total Securities $492,491 100.0% Relationships Integrity Teamwork 13

Credit Composition & Quality Loan Portfolio Composition Balance % Balance % Consumer Loans Commercial Loans Student $53 0.0% Owner Occupied R/E $524,064 22.8% Home Equity (Loans/Lines) 354,443 15.4% Investment R/E 318,236 13.8% Personal Lines 5,499 0.2% AD&C 184,439 8.0% Installment 8,100 0.4% Business Loans & Lines 296,220 12.9% Marine Financing 30,061 1.3% Lease Receivables 25,704 1.1% Total Consumer Loans $398,157 17.3% Total Commercial Loans $1,348,663 58.7% Residential Mortgages Construction $92,283 4.0% Lot Loans 112,335 4.9% Permanent 345,079 15.0% Total Mortgage Loans $549,697 23.9% Other Loans $1,493 0.1% Total Loans & Leases $2,298,010 100.0% $ amounts in thousands. As of December 31, 2009. Relationships Integrity Teamwork 14

Credit Composition & Quality ??Historically, Sandy Spring’s ??Asset quality stabilization in terms of risk rating declines noted in 4th quarter ??Conducted comprehensive review of portfolio and potential issues have been identified and are being proactively addressed 2005 2006 2007 2008 2009 NPAs & 90+ Days Past Due / Assets 0.06% 0.15% 1.15% 2.18% 3.89% NPLs / Loans 0.08% 0.21% 1.51% 2.79% 5.82% Reserves / Gross Loans 1.00% 1.08% 1.10% 2.03% 2.81% Reserves / Non-performing Loans 12.10x 5.22x 0.73x 0.73x 0.48x Net Charge-offs / Average Loans and Leases 0.02% 0.01% 0.06% 0.32% 2.61% Relationships Integrity Teamwork 15

Credit Composition & Quality NPA Quarterly Trend(1) % of 4Q08 1Q09 2Q09 3Q09 4Q09 Total NPAs Consumer Loans $381 $1,613 $1,199 $1,309 $1,559 1.1% Residential Mortgages Construction $3,574 $2,402 $6,973 $6,711 $7,603 5.4% Lot 4,452 4,904 5,190 5,163 5,151 3.6% Permanent 4,124 5,074 11,605 10,693 11,653 8.3% Total Mortgage Loans $12,150 $12,380 $23,768 $22,567 $24,407 17.3% Commercial Loans Owner Occupied R/E $862 $4,051 $6,797 $8,030 $7,716 5.5% Investment R/E 5,055 348 1,422 1,347 849 0.6% AD&C 40,747 89,066 92,237 94,556 78,585 55.7% Business Loans & Lines 9,285 11,969 12,698 13,734 15,535 11.0% Lease Receivables 507 878 999 1,422 1,529 1.1% Total Commercial Loans $56,456 $106,313 $114,153 $119,089 $104,215 73.8% Other Real Estate Owned $2,860 $5,094 $6,809 $6,873 $7,464 5.3% Restructured Loans 395 395 395 395 3,549 2.5% Total Non-performing Assets $72,242 $125,795 $146,324 $150,233 $141,194 100.0% NPAs / Total Assets 2.18% 3.57% 4.05% 4.14% 3.89% $ amounts in thousands. (1) Non-performing assets includes 90+ Days Past Dues. Relationships Integrity Teamwork 16

A,D&C Portfolio Detail Comments A,D&C by Stage ??Unprecedented economic conditions had a significant effect on the A,D&C Vertical loan portfolio over the past year Site Construction Development 29% ??NPAs in A,D&C portfolio represent 41% 55.7% of all non-performing assets??Resolution of problem A,D&C loans is highest priority ??Bolstered the credit team with four Raw Land key hires 10%??Adopted more conservative Entitlement underwriting guidelines Process 20%??Values appear to be stabilizing and the national homebuilders are returning As of December 31, 2009. Relationships Integrity Teamwork 17

A,D&C Portfolio Detail A,D&C by County Carroll 1.1% Prince William 1.2% Other (1) 5.7% Loudoun 1.6% Virginia Beach 2.7% Montgomery 22.5% Baltimore 5.3% Prince George’s 5.8% Fairfax 6.0% Howard 22.4% Frederick 7.7% Anne Arundel 18.0% As of December 31, 2009. (1) Includes all counties with less than 1%. Relationships Integrity Teamwork 18

Financial Results & Trends Average Balance Sheet Growth Growth Rates $4,000,000 5 Year 2009 Gross Loans Deposits Assets Loans 13% 0% $3,000,000 Deposits 9% 14% $2,000,000 Assets 8% 13% $1,000,000 $0 2005 2006 2007 2008 2009 $ amounts in thousands. Relationships Integrity Teamwork 19

Revenue Composition Revenue Breakdown 2009 Non-interest Income Detail (1) $160,000 Service Other 15% Charges on Deposits 26% 30% Visa Check 30% 30% Fees 7% $120,000 Income from 29% BOLI 6% Mortgage 28% Gain on Sale 7% Insurance Agency Fees on Sale $80,000 Commissions of Inv. 70% 12% Products 6% 70% 70% Trust and Inv. Mgmt Fees 21% 71% $40,000 72% Growth Rates 5 Year $0 Total Revenue 7% 2005 2006 2007 2008 2009 Net Interest Income 7% Non-interest Income Net Interest Income Non-interest Income 8% $ amounts in thousands. (1) Non-interest Income excludes Investment Gains and other non-operating income. Relationships Integrity Teamwork 20

Quarterly Financial Trends

	1Q08	2Q08	3Q08	4Q08	1Q09	2Q09	3Q09	4Q09
Net Interest Income	$26,579	$27,119	$28,087	$26,674	$25,025	$24,448	$26,402	$27,833
Provision for Credit Losses	2,667	6,189	6,545	17,791	10,613	10,615	34,450	21,084
Non-interest Income - Mortgage Gains	722	653	397	516	1,022	786	1,011	434
Non-interest Income - Other	11,400	10,963	10,473	10,456	10,952	10,214	9,636	10,930
Non-interest Income - Non-Recurring	574	79	9	1	-	30	15	211
Non-interest Expense	24,703	24,886	24,491	25,325	24,250	25,158	26,567	25,364
Non-interest Expense - Non-Recurring	-	-	776	1,908	-	1,700	-	-
Net Income before Taxes	11,905	7,739	7,154	(7,377)	2,136	(1,995)	(23,953)	(7,040)
Applicable Income Taxes	3,700	2,088	1,795	(3,941)	(81)	(1,715)	(10,379)	(3,822)
Net Income (Loss)	8,205	5,651	5,359	(3,436)	2,217	(280)	(13,574)	(3,218)
Net Income (Loss) Available to Common	$8,205	$5,651	$5,359	($3,770)	$1,017	($1,482)	($14,779)	($4,421)
EPS - Net Income (Loss) Available to Common	$0.50	$0.34	$0.33	($0.23)	$0.06	($0.09)	($0.90)	($0.27)
Pre-Tax, Pre-Provision Income	$13,998	$13,849	$14,465	$12,321	$12,749	$8,590	$10,482	$13,833
Net Interest Margin	3.99%	3.96%	4.02%	3.73%	3.39%	3.11%	3.27%	3.40%
Efficiency Ratio	59.18%	59.73%	58.27%	62.41%	61.29%	*70.58%	66.49%	61.29%
Non-interest Income / Operating Revenue	31.32%	29.99%	27.90%	29.15%	32.07%	31.03%	28.74%	28.99%

$ amounts in thousands.
* Includes one-time FDIC insurance assessment of $1.7 million.

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Current Financial Performance Core business remains strong during credit cycle ??14% Average deposit growth for 2009 ??1% for 2008 ??Loans to deposits at 85.2% at December 31, 2009 ??105% at December 31, 2008 ??Investment portfolio at 28% of assets ??15% at December 31, 2008 ??Core non-interest income steady and diversified ??2009 non-interest income / operating revenue of 30% ??Non-interest expenses (excluding one-time FDIC assessment) flat compared to 2008 Relationships Integrity Teamwork 22

Capital Adequacy 16.0% 13.8% 13.7% 13.3% 13.2% 13.3% 13.3% 12.6% 12.4% 12.0% 12.0% 12.0% 12.0% 12.0% 8.1% 8.0% 7.2% 6.7% 6.5% 6.1% 5.9% 4.0% 0.0% (1) 4Q08 1Q09 2Q09 3Q09 4Q09 Pro Forma 4Q09 Tangible Common Equity / Tangible Assets Tier 1 Risk-Based Capital Total Risk-Based Capital Regulatory Minimum (RBC@10%) (1) Pro forma assumes $83 million offering and repayment of TARP. Relationships Integrity Teamwork 23

Strategic Objectives ??Profitable growth and expansion in retail and commercial banking ??Achieve revenue and wallet share growth in wealth management and insurance business segments ??Successfully manage through current credit cycle??Maintain strong capital base for growth opportunities??Protect and expand the Sandy Spring competitive advantage Relationships Integrity Teamwork 24

Investment Highlights ??Valuable franchise in demographically attractive D.C. metro market ??Outsized market share pick-up opportunity presented by recent acquisitions and weakened competitors??Heritage as a long-standing community banking organization and customer relationship focus are differentiators??Strategic focus on middle market, small business and affluent retail customer relationship growth??Residential C&D portfolio thoroughly evaluated and being managed down??Benefits of TAKE SHARE, LIFT, fee income and other initiatives will show through as economy recovers??Additional common equity provides support to undertake organic growth opportunities and make any value-enhancing acquisitions Relationships Integrity Teamwork 25

Q&A Relationships Integrity Teamwork 26

Addendum Page Reference??Corporate Objectives 28 to 30??Selected Financial Data 31 to 32??Lines of Business 33 to 34??Management Team 35 to 35??Non-GAAP Financial Measures 36 to 40 Relationships Integrity Teamwork 27

Corporate Objectives Growing Small Business & Affluent Retail Clients ??Implement branch rationalization model and allocate resources appropriate for small business and/or affluent retail growth based on local market potential??Execute Workplace Banking strategy to capture full retail relationships from commercial clients’ employees ??Further develop Small Business Certification Program for branch sales force??Continual improvement product packages including deposit, loan, treasury management, and insurance products for target segments??Improve small business credit delivery process to become market leader in responsiveness Relationships Integrity Teamwork 28

Corporate Objectives Expansion of Commercial Business Relationships ??Grow relationships in key industry sectors — federal government contract lending, non-profit banking, SBA lending, and healthcare??Expand Deposit Relationship Management delivery model to continue growth in deposit rich commercial relationships??Improve delivery of robust treasury management product offering to both small businesses and middle market companies??Continue to recruit talent available in a disrupted financial services market??Invest in our Relationship Management team through sales, service, and credit training Relationships Integrity Teamwork 29

Corporate Objectives Achieve Growth in Wealth & Insurance Business ??Add experienced, seasoned sales talent to our Wealth Management and Insurance divisions to increase revenue, grow new relationships, and improve efficiency??Establish specific industry practice groups, coupled with traditional banking, for real estate, maritime, health care, and construction industries??Develop small business delivery model by leveraging centralized carrier service centers to improve cross-sell and improve profit margins??Consider acquisition opportunities to continue fee based revenue growth and diversification Relationships Integrity Teamwork 30

Selected Financial Data (Dollars in thousands, except per share data) 2009 2008 2007 2006 2005 Results of Operations: Tax-equivalent interest income $160,069 $173,389 $186,481 $159,686 $129,288 Interest expense 51,522 60,386 76,149 58,687 33,982 Tax-equivalent net interest income 108,547 113,003 110,332 100,999 95,306 Tax-equivalent adjustment 4,839 4,545 5,506 6,243 7,128 Provision for loan and lease losses 76,762 33,192 4,094 2,795 2,600 Net interest income after provision for loan and lease losses 26,946 75,267 100,732 91,961 85,578 Non-interest income 45,241 46,243 44,289 38,895 36,909 Non-interest expenses 103,039 102,089 99,788 85,096 77,194 Income (loss) before taxes (30,852) 19,421 45,233 45,760 45,293 Income tax expense (benefit) (15,997) 3,642 12,971 12,889 12,195 Net income (loss) (14,855) 15,779 32,262 32,871 33,098 Net income (loss) available to common shareholders (19,665) 15,445 32,262 32,871 33,098 Per Share Data: Net income (loss) — basic per share $ (0.90) $0.96 $2.01 $2.22 $2.26 Net income (loss) - basic per common share (1.20) 0.94 2.01 2.22 2.26 Net income (loss) -diluted per share (0.90) 0.96 2.01 2.20 2.24 Net income (loss) — diluted per common share (1.20) 0.94 2.01 2.20 2.24 Dividends declared per common share 0.37 0.96 0.92 0.88 0.84 Book value per common share 17.80 19.05 19.31 16.04 14.73 Dividends declared per share to diluted net income per common share (30.83) % 102.12% 45.77% 40.00% 37.50% Period End Balances: Assets $3,630,478 $3,313,638 $3,043,953 $2,610,457 $2,459,616 Loans and leases 2,298,010 2,490,646 2,277,031 1,805,579 1,684,379 Securities 1,023,799 492,491 445,273 540,908 567,432 Deposits 2,696,842 2,365,257 2,273,868 1,994,223 1,803,210 Borrowings 535,646 522,658 426,525 351,540 417,378 Stockholders’ equity 373,586 391,862 315,640 237,777 217,883 Average Balances: Assets $3,557,234 $3,152,586 $2,935,451 $2,563,673 $2,352,061 Loans and leases 2,416,470 2,420,040 2,113,476 1,788,702 1,544,990 Securities 824,802 428,479 495,928 559,350 603,882 Deposits 2,599,284 2,284,648 2,253,979 1,866,346 1,771,381 Borrowings 535,272 513,237 361,884 451,251 355,537 Stockholders’ equity 389,221 324,995 290,224 229,360 204,142 Performance Ratios: Return on average assets Relationships (0.55) % Integrity 0.49% 1.10% Teamwork 1.28% 1.41% Return on average common equity (6.42) 4.84 11.12 14.33 16.21 31 Yield on average interest-earning assets 4.85 6.02 6.98 6.73 5.95

Average Balances: Assets $3,557,234 $3,152,586 $2,935,451 $2,563,673 $2,352,061 Loans and leases 2,416,470 2,420,040 2,113,476 1,788,702 1,544,990 Securities 824,802 428,479 495,928 559,350 603,882 Selected Financial DataDeposits 2,599,284 2,284,648 2,253,979 1,866,346 1,771,381 Borrowings 535,272 513,237 361,884 451,251 355,537 Stockholders’ equity 389,221 324,995 290,224 229,360 204,142 (Dollars in thousands, except per share data) 2009 2008 2007 2006 2005 Results of Operations: Performance Ratios: Tax-equivalent interest income $160,069 $173,389 $186,481 $159,686 $129,288 Return on average assets (0.55) % 0.49% 1.10% 1.28% 1.41% Interest expense 51,522 60,386 76,149 58,687 33,982 Return on average common equity (6.42) 4.84 11.12 14.33 16.21 Tax-equivalent net interest income 108,547 113,003 110,332 100,999 95,306 Yield on average interest-earning assets 4.85 6.02 6.98 6.73 5.95 Tax-equivalent adjustment 4,839 4,545 5,506 6,243 7,128 Rate on average interest-bearing liabilities 1.97 2.56 3.50 3.08 2.02 Provision for loan and lease losses 76,762 33,192 4,094 2,795 2,600 Net interest spread 2.88 3.46 3.48 3.65 3.93 Net interest income after provision for loan and lease losses 26,946 75,267 100,732 91,961 85,578 Net interest margin 3.29 3.92 4.13 4.26 4.39 Non-interest income 45,241 46,243 44,289 38,895 36,909 Efficiency ratio GAAP (1) 69.18 65.99 66.92 63.67 61.71 Non-interest expenses 103,039 102,089 99,788 85,096 77,194 Efficiency ratio Non-GAAP (1) 64.81 59.88 61.92 58.71 58.16 Income (loss) before taxes (30,852) 19,421 45,233 45,760 45,293 Income tax expense (benefit) (15,997) 3,642 12,971 12,889 12,195 Capital Ratios: Net income (loss) (14,855) 15,779 32,262 32,871 33,098 Tier 1 leverage 9.09% 11.00% 8.87% 9.81% 9.55% Net income (loss) available to common shareholders (19,665) 15,445 32,262 32,871 33,098 Tier 1 capital to risk-weighted assets 12.01 12.56 10.28 12.64 12.22 Total regulatory capital to risk-weighted assets 13.27 13.82 11.28 13.62 13.22 Per Share Data: Tangible common equity to tangible assets — Non-GAAP 5.95 7.18 7.57 8.45 8.06 Net income (loss) - basic per share $ (0.90) $0.96 $2.01 $2.22 $2.26 Average equity to average assets 10.94 10.31 9.89 8.95 8.68 Net income (loss) — basic per common share (1.20) 0.94 2.01 2.22 2.26 Net income (loss) -diluted per share (0.90) 0.96 2.01 2.20 2.24 Credit Quality Ratios: Net income (loss) — diluted per common share (1.20) 0.94 2.01 2.20 2.24 Allowance for loan losses to loans and leases 2.81% 2.03% 1.10% 1.08% 1.00% Dividends declared per common share 0.37 0.96 0.92 0.88 0.84 Non-performing loans to total loans 5.82 2.79 1.51 0.21 0.08 Book value per common share 17.80 19.05 19.31 16.04 14.73 Non-performing assets to total assets 3.89 2.18 1.15 0.15 0.06 Dividends declared per share to diluted net income per common share (30.83) % 102.12% 45.77% 40.00% 37.50% Net charge-offs to average loans and leases 2.61 0.32 0.06 0.01 0.02 Period End Balances: Assets $3,630,478 $3,313,638 $3,043,953 $2,610,457 $2,459,616 Loans and leases 2,298,010 2,490,646 2,277,031 1,805,579 1,684,379 Securities 1,023,799 492,491 445,273 540,908 567,432 Deposits 2,696,842 2,365,257 2,273,868 1,994,223 1,803,210 Borrowings 535,646 522,658 426,525 351,540 417,378 Stockholders’ equity 373,586 391,862 315,640 237,777 217,883 Average Balances: Assets $3,557,234 $3,152,586 $2,935,451 $2,563,673 $2,352,061 Loans and leases 2,416,470 2,420,040 2,113,476 1,788,702 1,544,990 Securities 824,802 428,479 495,928 559,350 603,882 Deposits 2,599,284 2,284,648 2,253,979 1,866,346 1,771,381 Borrowings 535,272 513,237 361,884 451,251 355,537 Stockholders’ equity 389,221 324,995 290,224 229,360 204,142 Performance Ratios: Return on average assets Relationships (0.55) % Integrity 0.49% 1.10% Teamwork 1.28% 1.41% Return on average common equity (6.42) 4.84 11.12 14.33 16.21 32 Yield on average interest-earning assets 4.85 6.02 6.98 6.73 5.95

Lines of Business Financial Planning & Investment Services Investment Services Consists of fifteen Financial Advisors working in the branch network to provide investment brokerage and financial planning to the retail bank clients. Focus on fee-based products, better aligning bank and client interests while developing a continuously growing base of recurring fee income. To date, nine of the Financial Advisors have earned the Certified Investment Management & Fiduciary Services Provides clients with investment management through internally-researched custom portfolios, as well as a comprehensive array of traditional fiduciary and trust services. Business development occurs through the efforts of our Wealth Management Consultant, as well as the sales efforts of administrative officers and portfolio managers. Recruitment of high-profile trust administrators with a strong client following has also played a key role in the growth of assets under West Financial Services This wealth management firm, acquired in 2005 and headquartered in McLean, Virginia, focuses on financial planning, asset management and business consulting services. For over 25 years, WFS has provided these services to a targeted client segment of high net worth individuals and the medical community. The firm and its principals are regularly recognized in the financial and medical publications as top advisors nationwide. Relationships Integrity Teamwork 33

Investment Services Financial Planning & Investment Services Assets Under Management 2009 2008% Growth Investment Services $437,000 $387,000 12.9% Investment Management & Fiduciary Services 575,000 532,000 8.1% West Financial Services 722,000 610,000 18.4% Total Assets Under Management $1,734,000 $1,529,000 13.4% $ amounts in thousands. Relationships Integrity Teamwork 34

Management Team Name Title Daniel J. Schrider President & Chief Executive Officer Philip J. Mantua Chief Financial Officer Jeffrey A. Welch Chief Credit Officer Frank H. Small Chief Operating Officer Joseph J. O’Brien, Head of Commercial Banking Group Jr. R. Louis Caceres Head of Personal Banking & Investment Management Ronald E. Kuykendall General Counsel & Corporate Secretary Relationships Integrity Teamwork 35

Non-GAAP Financial Measures The Company has for many years used a traditional efficiency ratio that is a non-GAAP financial measure of operating expense control and efficiency of operations. Management believes that its traditional ratio better focuses attention on the operating performance of the Company over time than does a GAAP ratio, and is highly useful in comparing period-to-period operating performance of the Company’s core assessment of its performance in managing non-interest expenses. However, this measure is supplemental, and is not a substitute for an analysis of performance based on GAAP measures. The reader is cautioned that the non-GAAP efficiency ratio used by the Company may not be comparable to GAAP or non-GAAP efficiency ratios reported by other financial institutions. In general, the efficiency ratio is non-interest expenses as a percentage of net interest income plus non-interest income. Non-interest expenses used in the calculation of the non-GAAP efficiency ratio exclude goodwill impairment losses, the amortization of intangibles, and non-recurring expenses. Income for the non-GAAP ratio includes the favorable effect of tax-exempt income and excludes securities gains and losses, which vary widely from period to period without appreciably affecting operating expenses, and non-recurring gains. The measure is different from the GAAP efficiency ratio, which also is presented in on slides 37 and 38. The GAAP measure is calculated using non-interest expense and income amounts as shown on the face of the Consolidated Statements of Income in audited financial statements. The GAAP and non-GAAP efficiency ratios are reconciled on slides 37 and 38. Tangible common equity and tangible assets are non-GAAP financial measures calculated using GAAP amounts. The Company calculates tangible common equity by excluding the balance of preferred stock, goodwill and other intangible assets from its calculation of stockholders’ equity. The d other intangible assets from its calculation of total assets. Management believes that this non-GAAP financial measure provides information to investors that is useful in companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of the non-GAAP ratio of tangible common equity to tangible assets is provided on slides 39 and 40. Relationships Integrity Teamwork 36

GAAP and Non-GAAP Efficiency Ratios 2009 2008 2007 2006 2005 GAAP efficiency ratio: Non-interest expenses $103,039 $102,089 $99,788 $85,096 $77,194 Net interest income plus non-interest income 148,949 154,702 149,115 133,651 125,087 Efficiency ratio — GAAP 69.18% 65.99% 66.92% 63.67% 61.71% Non-GAAP efficiency ratio: Non-interest expenses $103,039 $102,089 $99,788 $85,096 $77,194 Less non-GAAP adjustment: Amortization of intangible assets 3,646 4,447 4,080 2,967 2,198 Goodwill impairment loss — 4,159 - - -Plus non-GAAP adjustment: Pension prior service credit — 1,473 — - -Non-interest expenses as adjusted $99,393 $94,956 $95,708 $82,129 $74,996 Net interest income plus non-interest income $148,949 $154,702 $149,115 $133,651 $125,087 Plus non-GAAP adjustment: Tax-equivalent income 4,839 4,545 5,506 6,243 7,128 Less non-GAAP adjustments: Securities gains (losses) 418 663 43 1 3,262 Net interest income plus non-interest income — as adjusted $153,370 $158,584 $154,578 $139,893 $128,953 Efficiency Ratio — Non-GAAP 64.81% 59.88% 61.92% 58.71% 58.16% $ amounts in thousands. Relationships Integrity Teamwork 37

GAAP and Non-GAAP Efficiency Ratios

	4Q09	3Q09	2Q09	1Q09	4Q08	3Q08	2Q08	1Q08
GAAP efficiency ratio:								
Non-interest expenses	$25,364	$26,567	$26,858	$24,250	$27,233	$25,267	$24,886	$24,703
Net interest income plus non-interest income	39,408	37,064	35,478	36,999	37,647	38,966	38,814	39,275
Efficiency ratio - GAAP	64.36%	71.68%	75.70%	65.54%	72.34%	64.84%	64.12%	62.90%
Non-GAAP efficiency ratio:								
Non-interest expenses	$25,364	$26,567	$26,858	$24,250	$27,233	$25,267	$24,886	$24,703
Less non-GAAP adjustment:								
Amortization of intangible assets	496	1,048	1,047	1,055	1,103	1,103	1,117	1,124
Goodwill impairment loss	-	-	-	-	1,909	2,250	-	-
Plus non-GAAP adjustment:								
Pension prior service credit	-	-	-	-	-	1,473	-	-
Non-interest expenses as adjusted	$24,868	$25,519	$25,811	$23,195	$24,221	$23,387	$23,769	$23,579
Net interest income plus non-interest income	$39,408	$37,064	$35,478	$36,999	$37,647	$38,966	$38,814	$39,275
Plus non-GAAP adjustment:								
Tax-equivalent income	1,376	1,331	1,123	1,009	1,164	1,180	1,061	1,140
Less non-GAAP adjustments:								
Securities gains (losses)	211	15	30	162	1	9	79	574
Net interest income plus non-interest income - as adjusted	$40,573	$38,380	$36,571	$37,846	$38,810	$40,137	$39,796	$39,841
Efficiency Ratio - Non-GAAP	61.29%	66.49%	70.58%	61.29%	62.41%	58.27%	59.73%	59.18%

$ amounts in thousands.

Relationships • Integrity • Teamwork • Community • Drive For Performance

38

Tangible Common Equity 2009 2008 2007 2006 2005 Tangible common equity ratio: Total stockholders’ equity $373,586 $391,862 $315,640 $237,777 $220,058 Accumulated other comprehensive loss 2,652 7,572 1,055 4,021 594 Goodwill (76,816) (76,248) (76,585) (12,494) (12,042) Other intangible assets (8,537) (12,183) (16,630) (10,653) (12,218) Preferred stock (80,095) (79,440) — - -Tangible common equity $210,790 $231,563 $223,480 $218,651 $196,392 Total assets $3,630,478 $3,313,638 $3,043,953 $2,610,457 $2,459,616 Goodwill (76,816) (76,248) (76,585) (12,494) (12,042) Other intangible assets (8,537) (12,183) (16,630) (10,653) (12,218) Tangible assets $3,545,125 $3,225,207 $2,950,738 $2,587,310 $2,435,356 Tangible common equity ratio 5.9% 7.2% 7.6% 8.5% 8.1% $ amounts in thousands. Relationships Integrity Teamwork 39

Tangible Common Equity 4Q09 3Q09 2Q09 1Q09 4Q08 Tangible common equity ratio: Total stockholders’ equity $373,586 $380,571 $391,262 $392,522 $391,862 Accumulated other comprehensive loss 2,652 310 5,526 6,466 7,572 Goodwill (76,816) (76,816) (76,816) (76,816) (76,248) Other intangible assets (8,537) (9,033) (10,080) (11,128) (12,183) Preferred stock (80,095) (79,930) (79,765) (79,601) (79,440) Tangible common equity $210,790 $215,102 $230,127 $231,443 $231,563 Total assets $3,630,478 $3,632,391 $3,617,497 $3,519,432 $3,313,638 Goodwill (76,816) (76,816) (76,816) (76,816) (76,248) Other intangible assets (8,537) (9,033) (10,080) (11,128) (12,183) Tangible assets $3,545,125 $3,546,542 $3,530,601 $3,431,488 $3,225,207 Tangible common equity ratio 5.9% 6.1% 6.5% 6.7% 7.2% $ amounts in thousands. Relationships Integrity Teamwork 40

End Relationships Integrity Teamwork